SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                       of the Securities Exchange Act 1934

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                              HYTK Industries, Inc.
                        --------------------------------
                (Name of Registrant as Specified in Its Charter)



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(4) Bonanza Energy Corporation of Kansas is jointly owned by Douglas L. Lamb and
   Marsha K. Lamb.

(5) Includes (i) 975,000 shares held by Crown Properties LC, which is 100% owned by Marsha K. Lamb; (ii) 14,950 shares held by Marsha K. Lamb; (iii) 508,527 shares held by Bonanza Energy Corporation of Kansas, which is jointly owned by Douglas L. Lamb and Marsha K. Lamb; and (iv) 67,000 shares held by Bonanza Oil & Gas Corporation, which is jointly owned by Douglas L. Lamb and Marsha K. Lamb. Douglas L. Lamb disclaims beneficial ownership of the shares specified in clauses (i) and (ii) above.

                     AMENDMENT OF ARTICLES OF INCORPORATION

          The Company is a Nevada corporation. Nevada law requires that a domestic corporation amend its articles of corporation to reflect a change of corporate name. Therefore, the Company's articles of incorporation will be amended, effective on June 25, 2000, to reflect the change of name from HYTK Industries, Inc. to Quest Resource Corporation.


                                    SIGNATURE

By order of the board of directors,

/s/ Douglas L. Lamb
--------------------------------
Douglas L. Lamb, President

Benedict, Kansas
May 25, 2000




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